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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement 333-65433 of Level One Communications, Inc. on Form S-3 of our report dated June 18, 1997 on the financial statements of Acclaim Communications, Inc., appearing in Amendment No. 2 to the Current Report on Form 8-K/A of Level One Communications, Inc. as filed on October 7, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

  /s/ Deloitte & Touche LLP
_____________________________________
San Jose, California

November 19, 1998